Exhibit 10.1

EXECUTION VERSION

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (this “Agreement”) is entered into as of June 19, 2008, by and among Diedrich Coffee, Inc., a Delaware corporation (the “Company”), and Sequoia Enterprises, L.P., a California limited partnership (“Sequoia”), with reference to the following facts:

WHEREAS, the Company and Sequoia are parties to that certain Contingent Convertible Note Purchase Agreement, dated as of May 10, 2004, as amended (the “Note Purchase Agreement”), whereby Sequoia extended a loan to the Company on the terms and subject to the conditions set forth therein (the “Loan”);

WHEREAS, in the absence of an Event of Default (as such term is defined in the Note Purchase Agreement) or a Change of Control (as such term is defined in the Note Purchase Agreement), the Loan is due and payable on June 30, 2008 (the “Maturity Date”);

WHEREAS, on the terms and subject to the conditions of the Note Purchase Agreement, the Company is obligated under certain circumstances to issue to Sequoia warrants for a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) specified in the Note Purchase Agreement (the “Note Purchase Warrants”);

WHEREAS, as of the date hereof, Note Purchase Warrants for the purchase of 4,219 shares of Common Stock, with an exercise price of $3.95 per share, have been issued to Sequoia and are outstanding (the “Outstanding Note Purchase Warrant”);

WHEREAS, pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of March 14, 2001, as amended (the “Common Stock and Warrant Agreement”), the Company has issued to Sequoia a warrant to purchase, in the aggregate, 250,000 shares of Common Stock (the “2001 Warrant”) at an exercise price of $4.80 per share (such number of shares and exercise price having taken into account all adjustments required under the 2001 Warrant resulting from any applicable event that occurred prior to the date hereof), subject to adjustment in accordance with the terms of the 2001 Warrant resulting from any applicable event occurring after the date hereof;

WHEREAS, neither the Outstanding Note Purchase Warrant nor the 2001 Warrant has been exercised in part or in whole, and the expiration date for exercise of the Note Purchase Warrants (including the Outstanding Note Purchase Warrant) and the 2001 Warrant are June 30, 2010 and May 8, 2011, respectively;

WHEREAS, pursuant to the terms of this Agreement, Sequoia has agreed to extend the Maturity Date until September 30, 2008 (the “New Maturity Date”); and

WHEREAS, in consideration for Sequoia’s willingness to extend the Maturity Date to the New Maturity Date, the Company desires to (i) extend the expiration date of the Note Purchase Warrants (including the Outstanding Note Purchase Warrant) and the 2001 Warrant to June 30, 2014,

(ii) decrease the exercise price for both the Note Purchase Warrants (including the Outstanding Note Purchase Warrant) and the 2001 Warrant, in each case to $3.00 per share, and (iii) pay to Sequoia a transaction fee in the amount of $40,000.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendment to Note Purchase Agreement.

(a) The definition of “Maturity Date” set forth in Section 1.1 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” shall mean the earliest of (i) the date of consummation of a Change of Control transaction, (ii) the date the Notes are declared due and payable by Lender upon an Event of Default, or (iii) September 30, 2008.”

(b) Expiration Date in Form of Note Purchase Warrant. The term “Expiration Date” used in the Form of Warrant, attached as Exhibit B to the Note Purchase Agreement, is hereby amended to mean June 30, 2014.

(c) Form of Note Purchase Warrant Conversion Price. Section 1 of the Form of Warrant attached as Exhibit B to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“1. Definitions. For purposes of this Warrant, the “Conversion Price” for this Warrant will be $3.00 per share, which takes into account all adjustments pursuant to Section 4 due to any applicable event that occurred prior to June 19, 2008, but as may be adjusted pursuant to Section 4 due to any applicable event occurring after such date (the “Note Price”).”

2. Amendment to Note Purchase Warrants.

(a) Expiration of Outstanding Note Purchase Warrant. The term “Expiration Date” used in the Outstanding Note Purchase Warrant is hereby amended to mean June 30, 2014.

(b) Expiration Date in Form of Note Purchase Warrant. The term “Expiration Date” used in the Form of Warrant, attached as Exhibit B to the Note Purchase Agreement, is hereby amended to mean June 30, 2014.

(c) Outstanding Note Purchase Warrant Conversion Price. Section 1 of the Outstanding Note Purchase Warrant is hereby amended and restated in its entirety as follows:

“1. Definitions. For purposes of this Warrant, the “Conversion Price” for this Warrant will be $3.00 per share, which takes into account all adjustments pursuant to Section 4 due to any applicable event that occurred prior to June 19, 2008, but as may be adjusted pursuant to Section 4 due to any applicable event occurring after such date (the “Note Price”).”

3. Amendment to 2001 Warrant.

(a) Expiration of 2001 Warrant. The term “Expiration Date” used in the 2001 Warrant is hereby amended to mean June 30, 2014.

(b) Warrant Price. The definition of “Warrant Price” set forth in Section 1.11 of the 2001 Warrant is hereby amended and restated in its entirety as follows:

“1.11 “Warrant Price” means $3.00 per share of Warrant Stock, which takes into account all adjustments pursuant to Section 4 hereof and Section 1.7 of the Registration Rights Agreement due to any applicable event that occurred prior to June 19, 2008, but as may be adjusted pursuant to Section 4 hereof and/or Section 1.7 of the Registration Rights Agreement due to any applicable event occurring after such date.”

4. Transaction Fee. Within five (5) business days of the execution of this Agreement, the Company shall pay to Sequoia a transaction fee in the amount of $40,000 by wire transfer of immediately available funds directly to the account specified in writing by Sequoia.

5. No Further Amendments. Except as expressly amended pursuant to Sections 1, 2 and 3 hereof, the remaining terms of the Note Purchase Agreement (including the Form of Warrant attached as Exhibit B thereto), the Note Purchase Warrants (including the Outstanding Note Purchase Warrant) and the 2001 Warrant shall remain in full force and effect in accordance with their terms, notwithstanding the execution and delivery of this Agreement. Nothing in this Agreement shall be construed to amend or otherwise modify the Common Stock and Warrant Agreement or any warrant, other than the 2001 Warrant, issued thereunder.

6. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, regardless of the laws or rules that might otherwise govern under applicable principles of conflicts of laws thereof.

7. Counterparts. This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

COMPANY:

DIEDRICH COFFEE, INC.

By:	/s/ J. Russell Phillips
Name:	J. Russell Phillips
Title:	Chief Executive Officer

By:	/s/ Sean M. McCarthy
Name:	Sean M. McCarthy
Title:	Chief Financial Officer

SEQUOIA:

SEQUOIA ENTERPRISES, L.P.

By:	/s/ Paul Heeschen
Name:	Paul Heeschen
Title:	General Partner

SIGNATURE PAGE

TO

AMENDING AGREEMENT